EXHIBIT 10.6

MASTEC, INC.
NON-EMPLOYEE DIRECTORS’ STOCK PLAN
January 15, 1998

MASTEC, INC.
NON-EMPLOYEE DIRECTORS’ STOCK PLAN
1. Definitions.
     “Annual Fees” means the cash portion of (i) any annual fee payable to a Non-Employee Director for service on the Board, (ii) any other fee determined on an annual basis and payable for service on, or for acting as chairperson of, any committee of the Board and (iii) any similar annual fee payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.
     “Board” means the Board of Directors of the Company.
     “Committee” means any committee appointed by the Board to administer the Plan.
     “Common Stock” means the Common Stock of the Company, par value $.10 per share.
     “Company” means MasTec, Inc., a Florida corporation, or any successor to substantially all of its business.
     “Director’s Fees” means the aggregate of a Non-Employee Director’s Annual Fees and Meeting Fees.
     “Director Shares” means shares of Common Stock granted to a Non-Employee Director, which shall be subject to such terms and conditions as are set forth in Section 5 below.
     “Fair Market Value” means, in the event the Common Stock is traded on a recognized securities exchange or quoted by the National Association of Securities Dealers Automated Quotations on National Market Issues, an amount equal to the average of the high and low prices of the Common Stock on such exchange or such quotation on the date set for valuation or, if no sales of Common Stock were made on said exchange or so quoted on that date, the average of the high and low prices of the Common Stock on the next preceding day on which sales were made on such exchange or quotations; or, if the Common Stock is not so traded or quoted, that value determined, in its sole discretion, by the Board.
     “Meeting Fees” means (i) any meeting fee payable in respect of attendance at or participation in meetings of the Board or any committee of the Board or any meeting of the stockholders of the Company and (ii) any similar meeting fee payable in respect of service on the board of directors of any Subsidiary or any committee of any such board of directors.
     “Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.
     “Person” means any person, entity, or “group” within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act.

     “Plan” means the MasTec, Inc. Non-Employee Directors’ Stock Plan.
     “Subsidiary” means (i) any corporation which is a “subsidiary corporation” within the meaning of Section 424(f) of the Code with respect to the Company or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for the purposes of the Plan.
2. Purposes.
     The purposes of the Plan are to retain the services of qualified individuals who are not employees of the Company to serve as members of the Board and to secure for the Company the benefits of the incentives inherent in increased Common Stock ownership by such individuals by permitting such individuals to elect to receive all or a portion of their Director Fees in shares of Common Stock.
3. Administration.
     (a) Committee. The Board will be responsible for administering the Plan. The Board, however, may at any time appoint a committee of two or more Board members and delegate to such Committee one or more of the administrative powers allocated to the Board pursuant to the provisions of the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
     (b) Powers of the Board. The Board will have authority to adopt such rules as it may deem appropriate to carry out the purposes of the Plan, and shall have authority to interpret and construe the provisions of the Plan and any agreements and notices under the Plan and to make determinations pursuant to any Plan provision. Each interpretation, determination or other action made or taken by the Board pursuant to the Plan shall be final and binding on all Persons. No member of the Board shall be liable for any action or determination made in good faith, and the members of the Board shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Articles of Incorporation as they may be amended from time to time.
4. Shares Available.
     Subject to the provisions of Section 6 of the Plan, the maximum number of shares of Common Stock which may be issued under the Plan shall not exceed 100,000 shares.
5. Directors Shares.
     (a) Director Share Awards. A Non-Employee Director may elect to receive all or a specified percentage of his or her Director Fees for each year of service on the Board in Director Shares, in lieu of cash compensation for such portion thereof, rounded up or down to the next whole share in the event of fractional amounts. The number of Director Shares so awarded to each Non-Employee Director shall be determined by dividing the portion of such Non-Employee Director’s Director Fees to be paid in Director Shares by the Fair Market Value of a share of Common Stock on the date of award.
     (b) Terms of Director Share Awards. At the time Director Shares are granted to a Non-Employee Director, share certificates representing the appropriate number of Director Shares shall be registered in the name of the Non-Employee Director and shall be delivered to the Non-Employee Director. The Non-Employee Director shall have all the rights and privileges of a stockholder as to such shares, including the right to receive dividends and the right to vote such shares. The Director Shares shall be immediately vested upon grant, shall not be forfeitable to the Company and shall not be subject to any restrictions on transfer (other than those imposed under applicable law or under any trading policy of the Company).
6. Recapitalization or Reorganization.
     (a) Authority of the Company and Stockholders. The existence of the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     (b) Change in Capitalization. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, reorganization, merger, consolidation, stock split, combination or exchange of shares or any other significant corporate event affecting the Common Stock, the Board, in its discretion, may make (i) such proportionate adjustments as it considers appropriate (in the form determined by the Board in its sole discretion) to prevent diminution or enlargement of the rights of Non-Employee Directors under the Plan with respect to the aggregate number of shares of Common Stock authorized to be awarded under the Plan, and/or (ii) such other adjustments as it deems appropriate. The Board’s determination as to what, if any, adjustments shall be made shall be final and binding on the Company and all Non-Employee Directors.
7. Amendment of the Plan.
     Notwithstanding anything herein to the contrary, the Board or the Committee may at any time and from time to time terminate, modify, suspend or amend the Plan in whole or in part (including by amending the Plan as provided in Section 3(b)).

8. Miscellaneous.
     (a) Tax Withholding. No later than the date as of which an amount first becomes includable in the gross income of the Non-Employee Director for applicable income tax purposes with respect to any award under the Plan, the Non-Employee Director shall pay to the Company or make arrangements satisfactory to the Board regarding the payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, in accordance with rules and procedures established by the Board, the minimum required withholding obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligation of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Non-Employee Director.
     (b) Loans. On such terms and conditions as shall be approved by the Board, the Company may directly or indirectly lend money to a Non-Employee Director to pay taxes with respect to any of the transactions contemplated by the Plan.
     (c) No Right to Reelection. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any of its members for reelection by the Company’s stockholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.
     (d) Unfunded Plan. This Plan is unfunded. Amounts payable under the Plan will be satisfied solely out of the general assets of the Company subject to the claims of the Company’s creditors.
     (e) Other Compensation Arrangements. Payments received by a Non-Employee Director under any award made pursuant to the provisions of the Plan shall not be included in, nor have any effect on, the determination of benefits under any other arrangement provided by the Company.
     (f) Securities Law Restrictions. The Board may require each Non-Employee Director purchasing or acquiring shares of Common Stock pursuant to the Plan to agree with the Company in writing that such Non-Employee Director is acquiring the shares for investment and not with a view to the distribution thereof. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission or any exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No shares of Common Stock shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

     (g) Compliance with Rule 16b-3.
     (i) The Plan is intended to comply with Rule 16b-3 under the Exchange Act or its successors under the Exchange Act and the Board shall interpret and administer the provisions of the Plan in a manner consistent therewith. To the extent any provision of the Plan or any action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision shall be deemed automatically to be incorporated by reference into the Plan.
     (ii) Notwithstanding anything contained in the Plan to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Board shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction to the extent necessary to avoid such liability.
     (h) Expenses. The costs and expenses of administering the Plan shall be borne by the Company.
     (i) Applicable Law. Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida without giving effect to conflicts of law principles.
     (j) Effective Date. The Plan shall be effective as of the date of its approval and adoption by the Board.